LEASE AGREEMENT

1     AGREEMENT, DATE, PARTIES, SUBJECT, INSTALLATION, TERM, LEASE RATE, GAMING
TAXES, ADDITIONAL CONSIDERATION.

      1.1 This is a Lease Agreement ("Agreement") dated as of February 9, 1998 ("Effective Date") between CASINO EXCITEMENT, INC. DBA MIKOHN LIGHTING & SIGN, a Nevada corporation ("Mikohn"), and NEVSTAR GAMING & ENTERTAINMENT CORPORATION, a Nevada corporation dba Mesquite Star Hotel & Casino ("Lessee"), concerning the lease, ownership, location, installation, operation and maintenance of a do*u*b*l*e* *f*a*c*e*d*,* *9*9*<down-arrow> *h*i*g*h*,*
            *p*y*l*o*n*    *s*i*g*n*    *w*i*t*h*   *M*i*k*o*h*n*V*i*s*i*o*n*"!
            *(*t*h*e*   *"*S*i*g*n*"*)*   *m*o*r*e*   *p*a*r*t*i*c*u*l*a*r*l*y*
            *d*e*s*c*r*i*b*e*d* *i*n* *d*e*t*a*i*l*  *o*n*  *E*X*H*I*B*I*T* *1*
            *a*n*n*e*x*e*d*   *h*e*r*e*t*o*  *a*n*d*  *i*n*c*o*r*p*o*r*a*t*e*d*
            *b*y* *r*e*f*e*r*e*n*c*e*.*
      1.2 *
      *     M*i*k*o*h*n*    *h*e*r*e*b*y*     *l*e*a*s*e*s*    *t*o*    *t*h*e*
            *L*e*s*s*e*e*  *t*h*e*  *S*i*g*n*.*  *   *M*i*k*o*h*n*  *s*h*a*l*l*
            *i*n*s*t*a*l*l* *t*h*e* *S*i*g*n* *o*n* *L*e*s*s*e*e*<down-arrow> s* *p*r*e*m*ises at 335 Sandhill Blvd., Mesquite, Nevada (the "Location"). Mikohn shall complete installation of the Sign at the Location on or before April 15, 1998 (the "Installation Date").

      1.3 The term of this Agreement commences on July 1, 1998 and extends 56 consecutive months or until February 28, 2003 (the "Term"). At the end of the Term, this Agreement may be extended on a month to month basis unless either party gives the other written notice of its intent to terminate this Agreement at least 30 days in advance of the expiration date of the Term or unless Lessee exercises its option to purchase the Sign as set forth herein.

      1.4 The lease rate for the Sign shall be $12,500.00 per month (the "Lease Rate"), which Lessee agrees to pay to Mikohn. Mikohn shall pay all personal property taxes on the Sign. The first payment shall be made by November 1, 1998 and each subsequent monthly payment shall be due on the 1{st} day of each month for the next 51 consecutive months for a total of 52 payments.

      1.5 As additional consideration for Mikohn to lease the Sign to Lessee under the terms and conditions set forth in this Agreement, the Lessee shall deliver to Mikohn the total sum of $50,000.00. Said sum shall be payable as follows: $25,000.00 upon execution of this Agreement; $12,500.00 within fifteen (15) days from the date of the execution of this Agreement; $12,500.00 within forty five (45) days from the date of the execution of this Agreement. Said sum shall constitute additional rent of $12,500.00 per month from July 1, 1998 through October 31, 1998.

      1.6 As further consideration for Mikohn to lease the Sign to Lessee under the terms and conditions set forth in this Agreement, the Lessee, prior to January 31, 2000, shall deliver to Mikohn the additional sum of $125,000.00. Said sum shall be payable in one lump sum. Said sum shall constitute an additional non-refundable payment for the Sign.

2   CERTAIN MATERIAL REPRESENTATIONS OF THE PARTIES.

            2.1 Mikohn represents that it is, and throughout the Term will continue to be, the sole owner of the Sign (except for security interests, if any).

    2.2 Mikohn represents that it has obtained from all federal, state and local government entities and agencies and maintains and will maintain on an active and current basis, all licenses, approvals and authority required to enable Mikohn to own and maintain the Sign in the manner contemplated by this Agreement.

    2.3 Mikohn represents that it will obtain all necessary government authorizations and approvals for the installation and construction of the Sign.




    2.4 Lessee represents that it has obtained, maintains, and will maintain, on an active and current basis, all licenses and other authority required for the lawful placement and operation of the Sign on its premises, as specified in this Agreement, from all federal, state and local governments and agencies having jurisdiction.

Mikohn represents and Lessee acknowledges that Mikohn has no rights in or to Lessee's premises other than the license granted by Lessee under this Agreement, which authorizes Mikohn [i] to install, construct and place the Sign on Lessee's premises and [ii] to enter upon Lessee's premises for the purpose of inspecting or maintaining the Sign and taking such other action as may be required or permitted by the terms of this Agreement including those default remedies of Mikohn set forth in section 6.

2.6 Mikohn and Lessee agree that ownership of the Sign will not be transferred prior to the expiration of this Agreement, and only upon the Lessee's exercise of its option to purchase the Sign as set forth herein.

2.7 Mikohn represents that the estimated economic life of the Sign is in excess of 7 years and that the present value of the monthly payments set forth in section 1.4 is less than 90% of the cash sales value of the Sign as of the Effective Date.

3   CERTAIN RIGHTS AND OBLIGATIONS OF THE PARTIES.

3.1 Mikohn will pay the costs of transporting the materials for the Sign to the Location and of constructing and installing the Sign.

    3.2 Mikohn will notify Lessee of any special facilities required for the installation and/or operation of the Sign in addition to a suitable electric power supply.

    3.3 Lessee shall specify the exact site on its premises where the Sign is to be installed, and shall provide, at Lessee's expense, suitable electric power, lighting and other requirements for the proper installation and operation of the Sign.

    3.4 During the Term, Mikohn will provide 24 hour repair and maintenance service to keep the Sign in continuous operation insofar as possible. Lessee will [i] notify Mikohn immediately of any situation or condition requiring maintenance on any part or unit of the Sign, and [ii] provide all service necessary to keep the exterior of the Sign clean, presentable and generally in good condition.

    3.5 Lessee will ensure the security of the Sign at all times to prevent damage to the Sign.

    3.6 Except for its obligation to repair the Sign as set forth herein, Mikohn disclaims any liability to Lessee for loss, damage or injury, including opportunity costs and lost revenues resulting from failure of the Sign or failure of Mikohn to service or repair the Sign. In no event shall Mikohn be liable for any special, indirect, incidental or consequential damages or lost profits even if Mikohn has been advised of the possibility of such damages.

    3.7 Lessee will operate the Sign in accordance with the instructions and procedures specified by Mikohn.

3.8 As consideration for this Agreement, Mikohn agrees to provide during the Term, at no additional cost to Lessee, one (1) graphic design for use with the Sign, per month. It is the intent of the parties that only one (1) graphic designed will be provided per month by Mikohn and that in no event shall the graphic designs to be provided by Mikohn exceed sixty (60) during the Term. Mikohn shall provide the monthly graphic design no later than the last calendar day of each month.

4   CERTAIN RIGHTS OF MIKOHN.

    4.1 During the Term, Mikohn has the right to place on the Sign, a medallion or other marker of reasonable size stating in substance [i] that the Sign is the property of Mikohn, and [ii] that Mikohn, to protect its ownership thereof, has filed in appropriate government offices a UCC Financing Statement covering the Sign. Prior to the Installation Date, and as part of the consideration for this Agreement, Lessee shall execute and deliver to Mikohn such UCC Financing Statement.

    4.2 Mikohn has the right at any time, by and through its employees and/or agents, to inspect the Sign and the area surrounding the Sign.

5   PROPERTY RIGHTS, LOSS, DAMAGE OR INJURY.

    5.1 The Sign and all property rights therein remain the sole property of Mikohn during the Term. Mikohn will maintain insurance on the Sign in an amount of not less than the replacement cost of the Sign. Lessee agrees to hold Mikohn harmless from, and to the extent not covered by insurance shall indemnify Mikohn from and against any and all loss or damage to the Sign other than normal wear; and any and all claims due to possession, use, and operation of the Sign. All payments made by an insurance company to either party because of a casualty loss to the Sign shall be the property of Mikohn.

    5.2 Lessee indemnifies Mikohn and holds Mikohn harmless in respect of any and all liabilities arising from Lessee's business, or any negligent act or omission of Lessee, or any agent or employee of Lessee. For the purposes of this indemnity, the term "Mikohn" includes the officers, directors and shareholders of Mikohn and Mikohn's affiliates, and their successors, heirs and assigns; and the term "liabilities" includes all claims, demands, damages, actions, suits, debts, attorneys fees, liens, costs and obligations of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated.

    5.3 Mikohn indemnifies Lessee and holds Lessee harmless in respect of any and all liabilities arising from Mikohn's business, or any negligent act or omission of Mikohn, or any agent or employee of Mikohn. For the purposes of this indemnity, the term "Lessee" includes the officers, directors and shareholders of Lessee and its and their successors, heirs and assigns; and the term "liabilities" includes all claims, demands, damages, actions, suits, debts, attorneys fees, liens, costs and obligations of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated.

6   DEFAULT AND REMEDIES.

    6.1 Lessee shall be deemed in default under this Agreement upon the occurrence of any one of the following: [i] failure of Lessee to make any payment within ten (10) days of its due date or failure to perform any other obligation under this Agreement within thirty (30) days after receipt of written notice of default and failure to cure; [ii] any representation or statement made or furnished to Mikohn by Lessee in any financial or credit statement or application for credit made prior to this Agreement, proves to have been false in any material respect when made or furnished; [iii] loss, theft, destruction, seizure, attachment or unauthorized sale or encumbrance of any part of the Sign; [iv] death, dissolution, insolvency, appointment of a receiver for, or commencement of any proceeding under any bankruptcy or insolvency laws by or against Lessee; [v] expiration or revocation of any gaming license of Lessee; [vi] sale, or any other transfer of Lessee's rights to possession of Lessee's business premises, for any reason, which results in cessation of operation of the Sign for a period of thirty (30) days; [vii] failure of Lessee to execute and deliver the UCC Financing Statement required by section 4.1.

In the event of default, Mikohn may, at its option and without demand or notice to Lessee, declare all amounts remaining unpaid under this Agreement immediately due and payable and interest shall accrue on the outstanding principal and interest balance at a rate of 1.5% per month, which is 18% per annum, until paid in full and Mikohn shall be entitled to recover any attorney fees and any other costs of collection. No waiver by Mikohn, its successors or assigns, of any default, including, but not limited to, acceptance of late payment after the same is due, shall operate as a waiver of any other default or of the same default on a future occasion. Time is of the essence.

In the event of default, Mikohn may also require Lessee to dismantle and return the Sign, at Lessee's expense, to a place designated by Mikohn, or Mikohn may take possession or control of the Sign without demand or notice, wherever the same may be located, without any court order or pre-taking hearing. Lessee agrees that if Mikohn takes possession or control of the Sign as a result of Lessee's default hereunder, that Mikohn, in its discretion, may remove the Sign or continue to operate the Sign in whatever manner Mikohn deems appropriate. In the event of default, Lessee hereby grants to Mikohn and Mikohn's designated agents, an irrevocable license for ingress and egress to Lessee's property for the purposes of taking control of the Sign and re-leasing the Sign to third parties. In the event of default, Lessee consents to the re-leasing of the Sign by Mikohn to third parties of Mikohn's choosing and disclaims any right, title and interest in any rentals generated by the re-leasing of the Sign. In the event of default, Mikohn shall have the right to display any advertising it deems appropriate, including, but not limited to the promotion of Mikohn itself. Lessee waives any and all damages occasioned by such retaking, repossession or exercise of control. Lessee shall also be liable and shall pay to Mikohn all expenses incurred by Mikohn in connection with the enforcement of Mikohn's remedies, including all expenses of repossessing, storing, shipping, and repairing the Sign, and Mikohn's reasonable attorney fees. All remedies of Mikohn are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately.

7   APPLICABLE LAW; DISPUTE RESOLUTION.

7.1 This Agreement shall be construed and enforced according to the laws of the State of Nevada, and the parties agree to jurisdiction in Nevada and venue in Clark County.

    7.2 At Mikohn's discretion, any dispute that the parties to this Agreement are unable to resolve between them and for which relief is not already provided for in this Agreement, including a claim that a party has breached this Agreement and that this Agreement should be terminated, may be submitted to arbitration under this paragraph. Arbitration shall take place in Las Vegas, Nevada in accordance with the Uniform Arbitration Act, NRS 38.015 to 38.205, inclusive. The arbitrator is expressly authorized to enter an order, after hearing, granting any party to the dispute before it temporary or preliminary injunctive relief or any other relief that the arbitrator deems appropriate including money damages. The arbitrator or any party to a proceeding before the arbitrator may invoke the jurisdiction of the District Court of the State of Nevada in Clark County to enforce any temporary or preliminary injunction so issued by filing a petition for enforcement naming the enjoined person as respondent. Upon filing the petition, the court may enter any order it deems appropriate for enforcement of the injunction ordered by the arbitrator.

8   MODIFICATION, ASSIGNMENT, WAIVERS, INTEGRATION, NOTICE.

8.1 This Agreement may be amended or modified only by written instrument executed by both parties.

8.2 This Agreement may not be assigned in whole or in part by either party without the written consent of the other.

    8.3 This Agreement shall inure to the benefit of the parties and their respective heirs and assigns.
    8.4 Waiver of non-performance of any provision of this agreement does not constitute a waiver of any other provision of this agreement or waiver of non-performance of the same provision or any other provision.

    8.5 If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not per se invalidate or render unenforceable any other provision hereof; however, a party who is materially and adversely affected by such declaration may terminate this Agreement upon thirty days notice given to the other party not later than thirty days after the date of such declaration.

    8.6 This Agreement constitutes the entire understanding and Agreement between the parties and cancels, terminates and supersedes any prior understandings or agreements relating to the subject matter hereof between the parties.

Notices under this Agreement shall be directed to each party at its address appearing under its name on the signature page hereof, or to such other address as either may hereafter specify to the other in writing. Notices are deemed to have been received [i] on the fourth business day following posting thereof in the U. S. Mail, properly addressed and postage prepaid, and [ii] when received in any medium if confirmed or receipted for in the manner customary in the medium employed, or if acknowledged in any manner by the party to whom the communication is directed.

OPTION TO PURCHASE.

9.1 Lessee shall have the option of purchasing the Sign for the net present value of the remaining lease payments (including the end of the Term option of $125,000.00 as set forth in section 9.2) discounted at 10%, plus an additional sum of $25,000.00, at any time during the Term.

9.2 At the end of the Term, Lessee shall have the option of purchasing the Sign for the sum of $125,000.00, which the parties both agree is the reasonable fair market value of the Sign. Lessee shall provide Mikohn sixty (60) days written notice of whether Lessee will exercise its option to purchase the Equipment.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

"Lessee"                                   "Mikohn"

NEVSTAR GAMING & ENTERTAINMENT                     CASINO EXCITEMENT, INC.
CORPORATION

                                           ________________________________
                                           (Salesperson)

BY:_____________________________
________________________________
    Jeffrey L. Gilbert,                        (Authorized Officer or Manager)
    President and COO

ADDRESS:                                   MIKOHN LIGHTING & SIGN
                                           3665 West Diablo Drive
3175 W. Post Road                              Las Vegas, Nevada 89119
Las Vegas, Nevada 89119

                     2/27/98 1:33 P.M.

    EXHIBIT 1


One (1) double faced pylon sign, 99 feet overall height with the following sign cabinets:

    MikohnVision 2" on center, 120 X 240 double face ID cabinet featuring:

"Mesquite Star" letters and logo.
Logo to be backlit free form cabinet.
Letters to be bulb pack on 4"